LOAN AGREEMENT

         This Agreement is entered into effective as of the 1st day of February, 2004, between INMEDICA DEVELOPMENT CORPORATION, a Utah corporation ("Borrower"), and WESCOR, INC., a Utah corporation ("Lender").

         WHEREAS, Borrower has requested that Lender advance certain funds to or on behalf of Borrower, specifically captioned as:

                  a.  Borrower is the inventor and Owner of certain  proprietary technical information in oral, written, visual and physical form, related to noninvasive hematocrit (the "Hematocrit Technology"). Borrower has requested that Lender undertake modifications and enhancement to the Hematocrit Technology, with the agreement and approval of Borrower, to improve the commercial and technical utility of the Hematocrit Technology and the related patent rights. The cost and expenses incurred by Lender in the investigation and implementation of modifications and improvements to the Hematocrit Technology agreed to in advance by Borrower and accepted by Lender shall be referred to as the "Technology Modification Expenses." The Technology Modification Expenses will be subject to repayment by Borrower pursuant to the terms of a secured convertible promissory note in the form of Exhibit "A" attached hereto (the "Technology Modifications Note.")

                  b. Lender has agreed to loan to Borrower during the months of January, February and March, 2004 an amount of up to $25,000 per month in order to maintain Borrower's overhead and status as a public company. Lender has presently agreed to advance to Borrower those specific amounts identified in the category identified as Expenses for the months of January, February and March in Exhibit "B" attached hereto (the "Overhead Advances"). The Overhead Advances ("Overhead Advances") will be subject to repayment by Borrower pursuant to the terms of a convertible promissory note in the form of Exhibit "C" attached hereto (the "Overhead Note").

                  c. Lender has agreed to loan to Borrower during the months of January, February and March, 2004 an amount of up to $20,011.15 in order to pay Borrower's accrued expenses as of December 31, 2003, specifically identified as Payables on Exhibit "B" attached hereto, not including payroll expenses, consulting and dividend expenses (the "Accrued Expense Advance"). Any such amounts to be loaned by Lender to Borrower in addition to the specific Accrued Expense Advances as described above and identified in Exhibit "B" must be agreed upon in advance by both Lender and Borrower. The Accrued Expense Advances will be subject to repayment by Borrower pursuant to the terms of a secured convertible promissory note in the form of Exhibit "D" attached hereto (the "Accrued Expense Note").

         WHEREAS, Lender is willing to loan the Technology Modification Expenses, the Overhead Advances, and the Accrued Expense Advances to Borrower subject to the terms and conditions of this Loan Agreement. In exchange therefore, Borrower is willing to execute and deliver to Lender the Technology Modifications Note, the Overhead Note and the Accrued Expenses Note (collectively, the "Notes") and to grant to Lender certain security interests and otherwise comply with the terms of this Loan Agreement.



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         NOW, THEREFORE, the parties hereto do hereby agree as follows:

SECTION 1.        DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

         "Business Day" shall mean a day other than a Saturday, Sunday, or legal holiday for commercial banks under the laws of the State of Utah.

         "Collateral" shall mean an assignment and security interest granted to Lender by Borrower covering (1) 50% of all proceeds received by Borrower in the future from any commercial use of the Hematocrit Technology; and (2) 20% of all new money raised or borrowed by Borrower from third party sources; provided however that the sum of such proceeds Collateral and new money Collateral shall in no event exceed the total amount owing to Lender pursuant to the secured Notes;.

         "Effective Date" shall be the date hereof.

         "Event of Default" shall mean any of the events specified in Section 7 hereof, provided that there has been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or the happening of any further condition, event or act.

         "Loan" shall mean the advance of funds to Borrower pursuant to the terms of this Agreement and represented by the Notes.

         "Loan Documentation" shall mean the following documents executed in connection with this transaction: (a) this Agreement; (b) the Notes;
         (c) the Security Agreement; (d) other documentation delivered by Borrower or Lender pursuant to this Agreement and signed by the party against whom the document is intended to be enforced.

         "Notes" shall mean the Technology Modifications Note, the Overhead Note and the Accrued Expenses Note, all of which shall be convertible, at the option of Lender, into shares of Borrower's common stock based upon the amount owing on the particular Note or Notes at the time of conversion, including principal, accrued interest and penalties at a conversion price of $.10 per share.

         "Obligations" shall mean the principal and the interest on the Notes, and all other liabilities of Borrower (including liabilities for fees, expenses and charges) now or hereafter arising under or out of the Loan Documentation.

         "Prime Rate" shall mean an annual rate of interest equal to the prime rate published on a daily basis in the Wall Street Journal, which rate is subject to change from time to time.



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         "Security  Agreement" shall mean the Assignment and Security  Agreement attached hereto as Exhibit "E."

         "Termination Date" shall be that date under the Loan Documentation when all unpaid principal and accrued interest shall be due and payable.

         1.2 Use of Defined Terms. All terms defined in this Agreement shall have the defined meanings when used in any Note, certificate, report or other document made or delivered pursuant to this Agreement, unless the context otherwise requires.

SECTION 2.        AMOUNT AND TERMS OF LOAN

         2.1 Loan Commitment. Subject to the terms and conditions of this Agreement, Lender has agreed to extend credit to Borrower up to in the aggregate amount of the Technology Modification Expenses, the Overhead Advances and the Accrued Expense Advances, as provided in the Notes and subject to the terms and conditions of this Agreement.

         2.2 Promissory Notes. The Loans made pursuant to subsection 2.1 of this Agreement shall be evidenced by the Notes.

         2.3 Voluntary Prepayment. Borrower may at its option at any time or from time to time prepay the Notes in whole without penalty or premium.

         2.4 Payments. All payments (including prepayments) by Borrower on account of principal and interest shall be made to Wescor, Inc., 459 South Main, Logan, Utah 84321.

         2.5 Computation of Interest. Interest shall be calculated on the basis of actual days elapsed and a year of three hundred sixty five days (365) days. Any change in the interest rate on the Notes resulting from a change in the Prime Rate shall become effective as of the opening of the same Business Day that such change in Prime Rate is announced. Lender is under no obligation to notify Borrower of such change.

         2.6 Use of Proceeds. The proceeds of the Loans shall be utilized by Borrower for payment of the Technology Modification Expenses, the Overhead Advances and the Accrued Expense Advance as described in the recitals above.

         2.7 Business Venture Agreement. Contemporaneously herewith Lender and Borrower intend to enter into due diligence and negotiations to pursue a possible business venture between the companies. The principal terms of the anticipated business venture will be negotiated and defined as soon as practicable., At such time as the parties have negotiated and defined the principal terms of the anticipated business venture, they shall cause to be prepared an Agreement (the "Agreement") pursuant to which the parties shall enter into a binding contract to conform with the intention of the parties and to set forth such other representations, warranties, covenants and agreements as may be agreed upon by all parties. In the event the Agreement is executed by the parties, the Notes may be



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

modified by agreement of the parties as specified in the Agreement. In the event the Agreement has not been executed by 1 July, 2004, the Overhead Note shall be forgiven and upon that date will be of no further force or effect.

SECTION 3.        SECURITY

         3.1 Collateral Security. As collateral for the payment and performance by Borrower of all of the obligations of Borrower contained in this Agreement and the Notes, Borrower shall grant and convey to Lender a lien and security interest in the Collateral, provided, however, that Borrower and Lender agree that the Overhead Note shall not be secured and that the grant of a security interest by Borrower hereunder and in the Security Agreement shall secure only the Technology Modifications Note and the Accrued Expense Note. Borrower agrees to execute and deliver to Lender the Security Agreement.

         3.2 Other Documentation. Borrower agrees to execute any security agreements, financing statements or equivalent security or lien instruments and any continuation statements that Lender may reasonably require and further agree to cause the same to be duly recorded and filed whenever Lender may reasonably direct.

         3.3 Obligations Secured. The security interest herein granted to Lender by Borrower shall secure all Obligations of Borrower hereunder to Lender other than the amounts owing pursuant to the Overhead Advance Note, including all covenants to be performed by Borrower under the Loan Documentation, and the repayment of all funds advanced to Borrower from time to time, including future advances, together with all accrued interest, costs and other fees and expenses properly chargeable to Borrower hereunder. All such advances shall be deemed to be a Loan or Loans to Borrower, whether or not evidenced by instruments or documents other than this Agreement or by the records of Lender.

         .

SECTION 4.        CONDITIONS OF LOAN

         4.1 Conditions of Loan. Lender shall not be required to advance any amounts of the Loan unless:

                  (a) Borrower shall have supplied to Lender the following:

                           (i)      The executed Loan Documentation;

                           (ii) Original documents reasonably requested by Lender.

                  (b) Borrower is in compliance with all the terms and provisions set forth herein on its part to be observed or performed and no Event of Default as specified herein nor any event which upon notice or lapse of time or both or upon the further happening of any




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



         condition, event or act would constitute such an Event of Default shall have occurred and be continuing at the time of the Loan.

                  (c) No material, adverse change has occurred in the condition of Borrower or in the condition of the Collateral.

Making of the Loan under subsection 2.1 shall constitute a representation by Borrower that the foregoing conditions (a) through (c) have been satisfied.

         4.2 Consents to Assignment. Borrower shall deliver to Lender notifications and acknowledgments (if required) with respect to the assignments and security interests granted unto Lender by the terms of the Security Agreement.

SECTION 5.        AFFIRMATIVE COVENANTS

         Borrower covenants and agrees as hereinafter set forth that, except with the prior written consent of Lender, so long as the Loan is outstanding in whole or in part:

         5.1 Notices. Borrower covenants that it will promptly give written notice to Lender of:

                  (a) The occurrence of any Default or Event of Default, and the occurrence of any default under the provisions of any other loan agreement, security agreement or instrument of indebtedness to which Borrower is a defaulting party.

                  (b) Any litigation or proceedings affecting any of the Collateral, which, if adversely determined, might have a materially adverse effect upon the financial condition, business or operations of Borrower or the Collateral.

                  (c) Any dispute between Borrower and any governmental regulatory body, or other party which might materially affect the Collateral or the transactions contemplated by this Agreement or materially interferes with the normal business operation of Borrower.

                  (d) Any other event which might materially and adversely affect the Collateral.

         5.2 Compliance with Law; Maintenance of Existence and Properties. Borrower covenants that Borrower will pay all of its respective obligations and liabilities when due, including (without limitation) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any property belonging to it, and maintain appropriate reserves for the accrual of the same in accordance with generally accepted accounting principles; provided, however, that (unless and until an event of default under any of the Loan Documentation) nothing in this subsection 5.2 shall require Borrower to observe or conform to any requirement of a governmental authority, or to pay any obligation or liability, so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently prosecuted.



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         5.3 Right to Inspect.  Borrower  will permit any person  designated  in writing by Lender to inspect any of the books and records and operations of Borrower and to discuss the affairs, finances and accounts of Borrower, all at such reasonably times and as often as Lender may reasonably request, upon prior notice to and subject to any reasonable conditions imposed by Borrower as to confidentiality and trade secrets. As long as no Default shall have occurred and be continuing, such visits, inspections and discussions shall be at Lender' expense and risk.

SECTION 7.        EVENTS OF DEFAULT

         7.1 Events of Default Defined. If any of the following events (herein called "Events of Default") shall occur and shall not have been remedied after giving thirty (30) days written notice to Borrower (except that said thirty (30) day written notice is not required for the Events of Default set out in subparagraphs (a), (f) and (g)):

                  (a) Failure to pay any amounts due under the Notes  within ten
         (10) days after written notice from Lender to Borrower that any such sums have not been paid;

                  (b) Default by Borrower in the observance or performance of any of the covenants or agreements contained in Section 5 of this Agreement, and the continuation of the same unremedied for a period of thirty (30) days after notice thereof shall have been given to Borrower by Lender, provided, however, that if any such event is something which may not be cured within thirty (30) days, there shall be no event of default if Borrower commence action to remedy such event within thirty
         (30) days, and continues to proceed diligently and in good faith to remedy such event;

                  (c) Default by Borrower in the observance or performance of any other covenant or agreement contained in the Loan Documentation and the continuance of the same unremedied for a period of thirty (30) days after notice thereof shall have been given to Borrower by Lender;

                  (d) Any of the Loan Documentation under this Agreement shall, except with the prior consent of Lender, for any reason cease to be in full force and effect;

                  (e) Filing by Borrower of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Act, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any action by Borrower indicating their consent to, approval of, or acquiescence in, any such petition or proceeding; the application by Borrower or the appointment by consent or acquiescence of, a receiver or trustee of Borrower for all or a substantial part of their property; the making by Borrower of an assignment for the benefit of creditors; the admission of Borrower in writing of its inability to pay their debts as they mature;

                  (f) Filing of an involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its


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

         debts or for any other relief under the Bankruptcy Act, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver or trustee of Borrower or for all or a substantial part of their property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower; and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged;

                  (g) All or any substantial part of the property of Borrower shall be condemned, seized or otherwise appropriated, or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency without just compensation or payment of value therefor and shall be retained for a period of thirty (30) days such that, in the reasonable estimation of Lender, a substantial impairment of the Collateral results;

                  (h) The issuance of a writ of attachment, or execution or garnishment or warrant of distraint against all or any substantial part of the Collateral which continues unstayed and unreleased for a period of sixty (60) days;


Then, and in any such event, Lender may, by notice of default given to Borrower;
(1) terminate  forthwith the Borrower's rights under the Loan Agreement;  and/or
(2) declare the Notes outstanding hereunder to be forthwith due and payable, whereupon the principal amount of the outstanding Notes together with accrued interest thereon, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; and/or (3) proceed to enforce any of its remedies under the Loan Documentation, including this Agreement, and the Security Agreement.

         All parties hereto do agree that this Loan Agreement is entered into along with the other Documents including the Notes and the Security Agreement, and further, all parties hereto do acknowledge that a default under any one of the above documents including the Documents constitutes an event of default under all of the other Documents including those listed above and this Agreement.

         7.2      Remedies.  Lender shall have the following remedies:

                  (a) Upon Default by Borrower in any of the covenants or agreements contained in the Loan Documentation providing for the payment of taxes, or other liens or encumbrances relating to the Collateral, Lender may, in its sole discretion and for its account (1) pay and discharge any taxes, liens or encumbrances on the Collateral, and (2) take any other steps they may deem necessary to protect its security interest in the Collateral. All sums advanced or paid by Lender for such purposes shall be payable by Borrower to Lender on demand, as borrowings from Lender under this Agreement, and shall be part of the Obligations.



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





                  (b) If an Event of Default shall occur and be continuing, Lender may declare the Obligations to be immediately due and payable, whereupon all the Obligations (and any Notes evidencing the same) shall become immediately due and payable, without presentment, demand, protest or other notice of any kind. Without limiting the generality of the foregoing, Borrower agrees that in such event Lender shall have, to the extent permitted by applicable law, the right to send notice to any and all parties who may be obligated to pay Borrower any consideration for the commercial use of the Hematocrit Technology, to advise such parties that Lender claims a security interest in proceeds to be paid Borrower for any commercial use of the Hematocrit Technology. The proceeds of the Collateral shall be applied to the satisfaction of the Obligations then due and only after such application of the proceeds and the payment of any other amounts required by applicable law shall Lender pay any surplus proceeds to Borrower. Borrower agrees that if any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if deposited in the mails, first class postage prepaid, addressed as provided in Section 8.2 of this Agreement.

               (c) Anything in this Loan Agreement, or the Notes, or the Security Agreement to the contrary notwithstanding, Lender's sole and exclusive remedy in the event of Default shall be to proceed against the Collateral.

                  (d) Borrower hereby waives presentment, demand, protest or any notice of any kind in connection with the Note.
         .



         7.3 No Waiver; Cumulative Remedies. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

SECTION 8.        MISCELLANEOUS

                    8.1 Payment for Expenses. In addition, should there be a Default by Borrower as above described, Borrower shall pay all reasonable attorney's fees and other expenses incurred by Lender, including Lender's administrative expenses, in the enforcement of its rights hereunder, whether the default is ultimately cured or Lender is obligated to pursue its remedies hereunder, including such expenses incurred before legal action, during the pendency of any such legal action and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith. The Obligations under this section shall survive the making of this Agreement and the Note, and shall relate to all such documents associated herewith, including any documents of security subsequently executed






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

         8.2 Notices. Any Notice will be deemed effective on the date such Notice is placed, first class postage prepaid, in the U.S. Mail, addressed to the party to which Notice is being given, as follows:

         Borrower:                          InMedica Development Corporation
                                            825 North 300 West, #420
                                            Salt Lake City, Utah 84103-1414


         With a copy to:                    Scott R. Jenkins
                                            Travis Bowen, P.C.
                                            175 South West Temple, Suite 710
                                            P.O. Box 11637
                                            Salt Lake City, Utah 84147-0637

         Lender:                            Wescor, Inc.
                                            459 South Main
                                            Logan, Utah 84321

         With a copy to:                    Charles R. Brown
                                            Clyde Snow Sessions & Swenson
                                            201 So. Main, Suite 1300
                                            Salt Lake City, Utah 84111

         8.3 Successors and Assigns. This agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that neither party may assign or transfer its rights hereunder without the prior written consent of the other.

         8.4 Construction. This Agreement, the Notes and all documents and instruments associated herewith shall be governed by, and construed and interpreted in accordance with, the laws of the State of Utah and Borrower does hereby irrevocably consent to the jurisdiction of any Utah court of competent jurisdiction for the purposes of enforcement of and the seeking of any remedy pursuant to this Agreement and any of the Loan Documentation including, but not limited to the Security Agreement.

         8.5      Time is of Essence.  Time is of the essence hereof.

         8.6 Provisions Hereof Separable. Any provision of this Agreement, the Notes, or other documents associated herewith, which may be found to be invalid, shall be deemed separable and shall not invalidate the remainder of the provisions provided the essential purposes of said documents are not impaired..



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


         8.7 Other Agreements. All agreements and other documents to be supplied to Lender hereunder, shall be in such form and substance, and Borrower agrees to execute and deliver such other and further agreements and documents, and to provide such other information and documentation, as Lender may reasonably require and in such form and substance as Lender may reasonably require.

         8.8 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

         8.9 Amendment. This Agreement shall be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof and fully and finally to set forth the entire agreement between them. This Agreement may not be amended or modified except in a writing, signed by Borrower and Lender.

         8.10 Miscellaneous. Any requests made or consent given hereunder at any time by the then holder of any Note shall be binding on any transferee of such Note. The singular of any term used in this Agreement or in any of the Loan Documents shall include the plural as appropriate.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

                                        BORROWER:

                                        InMedica Development Corporation,
                                        a Utah Corporation


                                        By:      /s/ Ralph Henson
                                        Its:     President
                                        LENDER:

                                        Wescor, Inc., a Utah Corporation


                                        By:      /s/Wayne K. Barlow
                                        Its:     President/CEO















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